IRREVOCABLE PROXY

     Diker Management, LLC ("Diker"), a Delaware limited liability company, has entered into a certain Stock Purchase Agreement (the "Agreement") with Starboard Value & Opportunity Fund, LLC, and Parche, LLC, each of which are Delaware limited liability companies ("Buyers"), dated the date hereof, in connection with Buyers' purchase of 1,991,078 shares (the "Sale Shares") of common stock of I-Many, Inc., a Delaware corporation (the "Company"), from accounts under Diker's management, among other things. As an inducement for Buyers to enter into the Agreement, each of Diker, Diker Value-Tech Fund, LP, Diker Value-Tech QP Fund, LP, Diker GP, LLC, Charles M. Diker and Mark N. Diker (together, the "Diker Parties") hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Jeffrey M. Solomon and Mark R. Mitchell, and each of them, the proxy of each of the Diker Parties with respect to all shares of the Company's common stock beneficially owned, now or hereafter acquired, by any of the Diker Parties, including the Sale Shares (as defined in the Agreement) sold pursuant to the Agreement if the record date for stockholders of the Company is on or prior to the date that the Sale Shares are held of record in a DTC account designated in writing by Buyers (the "Company Shares") with full power of substitution and resubstitution, to extent set forth herein. As of the date hereof, all prior proxies given by either of the Diker Parties with respect to any of the Company Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Company Shares by the Diker Parties prior to the Expiration Date (as defined below).

     From the date hereof until the Expiration Date, the proxy named above will be empowered, and may exercise this proxy, to vote the Company Shares, at any time and from time to time, in its sole and absolute discretion and without notice to any of the Diker Parties, at any meeting of the stockholders of the Company, however called, or in any written action by consent of stockholders of the Company, with respect to all matters brought before a vote of the stockholders relating to the election or removal of directors. This proxy relates to all of the Company Shares. This proxy and the rights granted hereunder shall expire on the Expiration Date.

     This proxy shall be binding upon the heirs, successors and assigns of each of the Diker Parties.

     Any term or provision of this proxy which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this proxy or affecting the validity or enforceability of any of the terms or provisions of this proxy in any other jurisdiction. If any provision of this proxy is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. Each of the Diker Parties hereby affirms that this proxy is given for the purpose of and should be construed so as to effectuate the purposes set forth above, and that this proxy is coupled with an interest and is irrevocable during the term hereof.

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     This proxy shall terminate upon the earlier to occur of (i) immediately following the Company's next annual or special meeting of stockholders, or action by written consent of stockholders, which includes a vote for the election of directors; or (ii) the close of business on November 30, 2005 (the earlier of such events, the "Expiration Date").

Dated:   June 9, 2005


                                       DIKER MANAGEMENT, LLC



                                       By: /s/ Mark N. Diker
                                          ----------------------------
                                                Name:  Mark N. Diker
                                                Title: Managing Member

                                       DIKER VALUE-TECH FUND, LP
                                       By: Diker GP, LLC, General Partner

                                       By: /s/ Mark N. Diker
                                          ----------------------------
                                                Name:  Mark N. Diker
                                                Title: Managing Member

                                       DIKER VALUE-TECH QP FUND, LP
                                       By: Diker GP, LLC, General Partner

                                       By: /s/ Mark N. Diker
                                          ----------------------------
                                                Name:  Mark N. Diker
                                                Title: Managing Member

                                       DIKER GP, LLC


                                       By: /s/ Mark N. Diker
                                          ----------------------------
                                                Name:  Mark N. Diker
                                                Title:  Managing Member

                                       CHARLES M. DIKER, INDIVIDUALLY
                                       /s/ Charles M. Diker
                                       ----------------------------------


                                       MARK N. DIKER, INDIVIDUALLY
                                       /s/ Mark N. Diker
                                       ----------------------------------